Exhibit 99.1

PRESS RELEASE: APRIL 13, 2012


POWER REIT FILES REGISTRATION
STATEMENT ON FORM S-3


WEST BABYLON, NY. On April 12, 2012, Power REIT, a Maryland real estate investment trust, filed a "shelf" registration statement on Form S-3 ("Registration Statement") with the Securities and Exchange Commission ("SEC") to raise up to $100,000,000 through the issuance from time to time of common shares, preferred shares, rights and warrants, and units of the foregoing. The net proceeds of any equity offerings under the Registration Statement will be used to invest in real estate related to energy and transportation infrastructure assets and for general working capital purposes.

The Registration Statement has been filed with the SEC, but has not yet become effective. The information in the Registration Statement is not complete and may be changed. We may not sell any securities until the Registration Statement filed with the SEC is effective and a supplement describing, among other items, the details of each offering, including the securities to be offered, amount and pricing, has been filed with the SEC. Neither the Registration Statement nor this press release is an offer to sell any securities and it is not a solicitation of an offer to buy or sell any securities in any jurisdiction where the offer or sale is not permitted.

Forward Looking Statements

This press release may contain include forward-looking statements within the meaning of the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words "believe," "expect," "will," "anticipate," "intend," "estimate," "would," "should," "project," "plan," "assume" or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained in this press release regarding Power REIT's future strategy, future operations, projected financial position, estimated future revenues, projected costs, future prospects, the future of the Power REIT's industries and results that might be obtained by pursuing management's current or future plans and objectives are forward-looking statements. Over time, Power REIT's actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by the Power REIT's forward-looking statements, and such difference might be significant and materially adverse to Power REIT's security holders.

All forward-looking statements reflect the Power REIT's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, Power REIT disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause Power REIT's future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in Power REIT's registration statement filed with the SEC on April 12, 2012, and other risks described in documents subsequently filed by Power REIT from time to time with the SEC.

Investor Relations

Please contact Arun Mittal for further information or for business opportunities:

Arun Mittal, CFA
VP Business Development
Power REIT
55 Edison Avenue
West Babylon, NY 11704
(T) 917-470-9093
(E) ir@pwreit.com
(W) http://www.pwreit.com/